UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 9, 2010

HERE ENTERPRISES, INC..
(Exact name of registrant as specified in its charter)

Nevada	000-52951	27-2208420
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

2908 – 30 Harrison Garden Blvd.

Toronto, Ontario, Canada M2N 7A9
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (416) 704-0105

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2010, the Company entered into a Share Purchase Agreement (the “Agreement”).  Parties to the Agreement include Cycle Ranch, Inc., a Texas corporation, ASB land Company, Inc., a Texas corporation, and Cycle Ranch Management, Ltd., a Texas company, collectively referred to as the “Target Companies”; The Good One, Inc. (“Shareholder”) and Here Enterprises, Inc., (the “Company” or “Purchaser”).

The Shareholder owned 100% of the issued and outstanding shares of each of the Target Companies.  Under the terms of the Agreement, the Purchaser acquired all of the issued and outstanding Shares from the Shareholder in exchange for the issuance by the Purchaser to the Shareholder of a convertible promissory note in the principal amount of $5,000,000, bearing interest at the rate of 5% per annum, the principal and interest of which will be convertible into common shares of the Purchaser as described therein, plus the assumption of certain obligations of the Shareholder with respect to the Target Companies.  Following completion of the Agreement, the Target Companies will become wholly-owned subsidiaries of the purchaser.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 9, 2010, the Agreement, as described in Item 1.01 above, closed, as described above.

SECTION 5- CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.06 Change in Shell Company Status

Immediately prior to the closing of the Agreement, as described in Items 1.01 and 2.01 of the Report, the Company was defined as a shell company, as that term is defined in Rule 12b-2 under the Exchange Act, and is therefore providing herein information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act.  This information reflects all classes of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of this transaction.

Item 1.  Business

BUSINESS

Business Development

Corporate History

We were incorporated in the State of Nevada on November 15, 2006.  Our wholly-owned subsidiary, Here Network Corp., was incorporated in the Province of British Columbia on December 12, 2006.  We commenced business operations with the acquisition of dinehere.ca on December 12, 2006.

Through our subsidiary Here Network Corp. incorporated in British Columbia, we operate a website dining guide at www.dinehere.ca called Dine Here.  The website contains restaurant listings for British Columbia including Greater Vancouver, Victoria and Whistler.  Visitors can view restaurant information for many of the restaurants in the cities covered including user contributed reviews that have a title, description of their experience and ratings for categories including food, service, ambiance and an overall rating.  Internet visitors can also register at the website and submit reviews on any restaurant or add new restaurant listings.

On April 9, 2010, we sold all of the issued and outstanding stock of Here Networks to the founders of the Company, in exchange for the return of 5,600,000 shares of Here Enterprises common stock, which shares were they assigned and delivered to others.

On May 15, 2009, we, certain significant shareholders of our company, and Magnolia Solar, Inc., entered into a memorandum of understanding with respect to the potential acquisition by Magnolia of a majority interest in our company.  The memorandum of understanding contemplates that pursuant to a mutually satisfactory definitive agreement between the parties, Magnolia will acquire a majority interest in the issued and outstanding common stock of our Company from our Company and certain significant shareholders of our Company for $300,000.  The purchase price of $300,000 is contemplated to be raised by Midtown Partners as part of its $1,500,000 bridge funding.

In June 2009, we entered into a letter agreement with Magnolia, pursuant to which Magnolia agreed to wire us $20,000, upon the execution of the letter agreement, which amount was to be utilized by us solely for expenses related to the completion of the audit of our financial statements for the year ended May 31, 2009. In addition, upon the consummation of the transactions contemplated under the memorandum of understanding, $20,000 was to be applied as a credit against the purchase price for the controlling interest in our company as contemplated by the memorandum of understanding. If such transactions failed to close on or before August 31, 2009 or such later date as agreed by Magnolia and us, through no fault of our company, $20,000 was to be treated as a “break up” fee payable to us. If we or our majority shareholders, for any reason, determined not to proceed with such transactions upon being presented with the definitive merger agreement, $20,000 was to be immediately due and payable to Magnolia within 10 days of being presented with the definitive agreement. We extended the closing date to December 15, 2009.

On October 15, 2009, Magnolia advanced our company $15,000 of $20,000 contemplated under the letter agreement. On December 10, 2009, Magnolia decided not to proceed with the transactions contemplated by the memorandum of understanding and we consider $15,000 from Magnolia as a “break up” fee. Accordingly, we recognized $15,000 as other income in the statement of operations for the nine-month period ended February 28, 2010. Management does not expect our company to receive from Magnolia the remaining $5,000 contemplated under the letter agreement.

On September 9, 2010, the Company became the sole shareholder of ABS Land Company, Inc. , and Cycle Ranch Inc., and the owner of 99% limited partnership interest of Cycle Ranch Management, Ltd. making them wholly-owned subsidiaries of the Company.  Cycle Ranch Inc. is the managing partner of Cycle Ranch Management, Ltd., which operates a motocross park near Floresville, Texas.  ASB owns land which it leases to Cycle Ranch Management, Ltd. for its operations.  Collectively, the entities will be referred to hereinafter as Cycle Ranch.

The Agreement is also subject to the guarantee of a promissory note issued to the original seller of the stock of the Target Companies in the amount of $640,000, with interest at 6% per annum and dated February 5. 2010, which requires payment of $6,063.14 per month, with the balance due in full on August 30, 2012.

Current Business

Cycle Ranch

Cycle Ranch operates a motocross race track located in Floresville, Texas. They have 108 acres of red dirt and oak trees.  The main track is approximately 1.7 miles long and 30 feet wide and is prepped every weekend for races.  There is also a junior beginner track located behind the main race track.  Facilities also include bathrooms, covered pavilions with picnic tables, covered grandstands that seat 800 people, a bike wash, and a bike shop.  More details on the track, facilities and events can be viewed at www.cycleranchmx.com.

Current and Anticipated Sources of Revenue

Cycle Ranch

Currently, Cycle Ranch generates revenues from two separate sources.  Cycle Ranch Management, Ltd. generates revenues from the operation of its BMX race track through practice session fees, race event fees, camping fees, special event fees, the bike wash and sales from the bike shop.  Cycle Ranch Management, Ltd. pays a fee to lease the land on which the track is located to ASB Land Management, Inc., which is ASB’s only source of revenue.  Cycle Ranch, Inc. currently only serves as general partner of Cycle Ranch Management, Ltd.

Competition

Cycle Ranch

We compete regionally nationally with other speedway owners to sponsor events.  We compete for spectator interest with all forms of professional and amateur spring, summer and fall sports, and with a wide range of other available entertainment and recreational activities, conducted in and near Floresville, San Antonio, and Austin, Texas, and regionally and nationally.  These competing events or activities may be held on the same days as our events.  We promote outdoor motorsports events.  Weather conditions surrounding these events affect sales of tickets, concessions and souvenirs, among other things.

Employees

Our President, Secretary, Treasurer and Director, Mark K. Ryun, and our Chief Financial Officer, Michael T. Moore, are the only employee of our Company.  They handle all of the responsibilities in the area of corporate administration, business development and research.

When we expand to a new city, we will be hiring a commission based sales person for that city to assist in local ad sales.  This is a part time position which pays 50% commission for all ad sales in that city.

Intellectual Property

We are not aware that our services or proprietary rights infringe the proprietary rights of third parties.  However, from time to time, we may receive notices from third parties asserting that we have infringed their trademarks, copyrights or other intellectual property rights.  In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.  Any such claims could be time-consuming, result in costly litigation, cause service stoppages or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.  An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology and opportunities, require disputed rights to be licensed from others, or require us to cease the marketing or use of our website, any of which could have a material adverse effect on our business, operating results and financial condition.

Item 2.  Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes filed with the SEC as part of our annual report on August 31, 2009 and amended December 21, 2009.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in our annual report, particularly in the section entitled “Risk Factors” beginning on page 8 of the annual report.

Our audited consolidated financial statements are stated in U.S. dollars and are prepared in accordance with United States generally accepted accounting principles.

Overview

We were incorporated in the State of Nevada on November 15, 2006.  Our wholly-owned subsidiary, Here Network Corp., was incorporated in the Province of British Columbia on December 12, 2006.  Our wholly-owned subsidiary, ASB Land Company, Inc. was incorporated in the State of Texas on April 13, 2000.  Our wholly-owned subsidiary, Cycle Ranch, Inc., was incorporated in the State of Texas on January 21, 2000.

Through our subsidiaries Cycle Ranch and ASB, we operate a BMX motocross race track in Floresville, Texas.  Spectators can watch motocross races and visit the bike shop, and can enjoy special events hosted by the track.

Sources of Revenue

Cycle Ranch earns revenues from the use of the track, bike shop and bike wash sales, and spectator fees for entrance, camping and the like.

ASB earns revenues from the lease of the land on which Cycle Ranch operates its race track.

Websites

Cycle Ranch website is www.cycleranchmx.com

Results of Operations

Year ended May 31, 2009 and May 31, 2008

The following table summarizes our operating results for the years ended May 31, 2009 and 2008:

	Year Ended May 31,
	2009	2008
Revenue	$5,559	$9,749
Operating Expenses	88,900	104,595

Net Loss	$(83,341)	$(94,846)

During the year ended May 31, 2009, we generated revenues of $5,559 and our operating expenses were $88,900 as compared to revenues of $9,749 and operating expenses of $104,595 for the year ended May 31, 2008. The decrease in revenues was caused by lower advertising rates from Google Adsense and a decrease in traffic due to increased competition. The decrease in operating expenses was primarily attributable to the cost of becoming a public company in the United States that was incurred during the year ended May 31, 2008.

General and administrative costs were $83,018 for the year ended May 31, 2008 as compared to $99,777 for the year ended May 31, 2008. The decrease in general and administrative costs was primarily attributable to the cost of becoming a public company in the United States that was incurred during the year ended May 31, 2008.

One of our employees provided management services, valued at $2,000 per month, and office premises, valued at $250 per month, to us at no charge. During the year ended May 31, 2009, $24,000 in these donated services and $3,000 in donated rent were charged to operations as compared to $24,000 in donated services and $3,000 in donated rent for the year ended May 31, 2008.

Three and Nine Months Ended February 28, 2010 and February 28, 2009

The following table summarizes our operating results for the three and nine months ended February 28, 2010 and February 28, 2009:

	Three Months Ended		Nine Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009
Revenue	$1,670	$1,367	$4,471	$4,808
Operating Expenses	$19,161	$18,361	$62,619	$72,103
Net Loss	$17,491	$16,994	$43,148	$67,295

Three Months Ended February 28, 2010 and February 28, 2009

For the three months ended February 28, 2010, we generated revenues of $1,670 and incurred operating expenses of $19,161 as compared to revenues of $1,367 and operating expenses of $18,361 for the three months ended February 28, 2009.  The increase in operating expenses was primarily attributable to higher auditing and legal fees incurred.  As a result, for the three months ended February 28, 2010, we suffered a net loss of $17,491 as compared to net loss of $16,994 for the three months ended February 28, 2009.

General and administrative costs were $17,544 for the three months ended February 28, 2010 as compared to $16,985 for the three months ended February 28, 2009.  The increase in general and administrative costs was primarily attributable to higher auditing and legal fees incurred.

Nine Months Ended February 28, 2010 and February 28, 2009

For the nine months ended February 28, 2010, we generated revenues of $4,471 and incurred operating expenses of $62,619 as compared to revenues of $4,808 and operating expenses of $72,103 for the nine months ended February 28, 2009.  The decrease in revenues was primarily attributable to less advertising and increased competition for advertising on the website lowering the advertising rates paid.  The decrease in operating expenses was primarily attributable to lower auditing and legal fees incurred.  We recognized $15,000 advanced by Magnolia Solar, Inc. under the letter agreement that we entered into in June 2009 as other income in the statement of operations for the nine months ended February 28, 2010.

As a result, for the nine months ended February 28, 2010, we suffered net loss of $43,148 as compared to net loss of $67,295 for the nine months ended February 28, 2009.

General and administrative costs were $57,879 for the nine months ended February 28, 2010 as compared to $67,597 for the nine months ended February 28, 2009.  The decrease in general and administrative costs was primarily attributable to lower auditing and legal fees incurred.

Liquidity and Capital Resources

Working Capital

	At May 31,	At May 31,
	2009	2008
Current assets	$8,545	$11,743
Current liabilities	62,837	15,835
Working capital (deficiency)	$(54,292)	$(4,092)

	At February 28,	At May 31,
	2010	2009
Current assets	$10,247	$8,545
Current liabilities	83,955	62,837
Working capital (deficiency)	$(73,708)	$(54,292)

As of May 31, 2008, we had cash of $7,644 and a working capital deficit of $54,292 as compared to cash of $9,628 and working capital deficit of $4,092 as of May 31, 2008.  We have suffered a net loss from inception.

At February 28, 2010, we had cash of $8,561 and working capital deficit of $73,708 as compared to cash of $7,644 and working capital deficit of $54,292 at May 31, 2009.  We have suffered a net loss from inception.  Our ability to meet our financial liabilities and commitments is primarily dependent upon the continued financial support of our director and stockholders, the continued issuance of equity to new stockholders, and our ability to achieve and maintain profitable operations.

On October 8, 2008, we issued to Mountain Equity Ltd., a demand promissory note in the amount of $30,000. The promissory note is not subject to any specific repayment terms, and will accrue interest at the rate of 20% per annum on the principal amount remaining unpaid, after as well as before demand or maturity or default occurs. If we fail to pay the principal amount of the promissory note or any interested thereon upon demand, then the entire unpaid principal and all accrued and unpaid interest becomes payable immediately.

On April 8, 2009, we issued to Minerco Resources, Inc., a promissory note in the amount of $10,000. The promissory note bears no interest and is unsecured. If we fail to pay on demand any payment of principal on the promissory note, then in such event the entire unpaid principal becomes due and payable immediately.

In June 2009, pursuant to the letter agreement between Magnolia Solar, Inc. and our company, Magnolia agreed to advance us $20,000. The advance of $20,000 was to be utilized by us solely for expenses related to the completion of the audit of our financial statements for the year ended May 31, 2009. In addition, upon the consummation of the transactions contemplated under the memorandum of understanding dated May 15, 2009 between Magnolia and our company, $20,000 was to be applied as a credit against the purchase price for the controlling interest in our company as contemplated by the memorandum of understanding. If such transactions failed to close on or before August 31, 2009 or such later date as agreed by Magnolia and us, through no fault of our company, $20,000 was to be treated as a

“break up” fee payable to us. If we or our majority shareholders, for any reason, determined not to proceed with such transactions upon being presented with the definitive merger agreement, $20,000 was to be immediately due and payable to Magnolia within 10 days of being presented with the definitive agreement. We extended the closing date to December 15, 2009.

On October 15, 2009, Magnolia advanced our company $15,000 of $20,000 contemplated under the letter agreement. On December 10, 2009, Magnolia decided not to proceed with the transactions contemplated by the memorandum of understanding and we consider $15,000 from Magnolia as a “break up” fee. Accordingly, we recognized $15,000 as other income in the statement of operations for the nine-month period ended February 28, 2010. Management does not expect our company to receive from Magnolia the remaining $5,000 contemplated under the letter agreement.

Management believes that our cash will not be sufficient to meet our working capital requirements for the next twelve month period. We plan to raise the capital required to satisfy our immediate short-term needs and additional capital required to meet our funding requirements for the next twelve months primarily through future debt or equity financing. There is no assurance that we will be able to obtain further funds required for our continued working capital requirements. If we are not able to obtain additional funds on a timely basis, we will be unable to conduct our operations as planned. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon the continued financial support from our shareholders, our ability to obtain necessary equity financing to continue operations, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current shareholders.  Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Because we have a working capital deficit, have generated minimal revenues, and have incurred losses from operations since inception, in their report on our audited financial statements for the year ended May 31, 2009, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Item 3.  Properties

Our executive and head office is located at 2908 – 30 Harrison Garden Blvd., Toronto, Ontario M2N 7A9, Canada, which is the located residence of our former President, Simon Au.

Our wholly-owned subsidiary owns land in Floresville, Texas, consisting of 104.21 acres.  The land is encumbered by a deed of trust and Promissory Note in the amount of $640,000, which require monthly payments of $6.063.14.. I do not think the balance of the note is $640,000 (Roger can you verify the balance at June 30?)

Our wholly-owned subsidiary owns equipment and facilities located on the land owned by ABS, valued at approximately $400,000.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 9, 2010, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by our current director and executive officer.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Mark K. Ryun President, Secretary, Treasurer, Director 2908 – 30 Harrison Garden Blvd Toronto, Ontario M2N 7A9 Canada	Common Stock	0	0%
Michael T. Moore CFO 2908 – 30 Harrison Garden Blvd Toronto, Ontario M2N 7A9 Canada	Common Stock	0	0%
Roger Williams 23799 133rd Avenue Maple Ridge, British Columbia V4R 2T9 Canada	Common Stock	4,100,000	50.06%
Michael McFadyen 927-B Kelvin Street Coquitlam, British Columbia V3J 4W7 Canada	Common Stock	1,500,000	18.32%
Director and Executive Officer as a Group (2 person)	Common Stock	0	0%

(1)

Based on 8,190,000 shares of common stock issued and outstanding as of July __, 2010.  Except as otherwise indicated, we believe that the beneficial owner of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company, except for the memorandum of understanding that we entered into with certain significant shareholders of our company and Magnolia Solar, Inc. on May 15, 2009.  Please see “Item 1. Business” above for more information regarding this memorandum of understanding.

Item 5.  Directors and Executive Officers

A director of our company holds office until the next annual meeting of the shareholders or until his successors has been elected and qualified.  An officer of our company is appointed by our board of directors and holds office until his death, resignation or removal from office.  Our directors and executive officers, their age, positions held, and duration as such, are as follows:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Mark K. Ryun	President, Secretary, Treasurer, Director	51	March 4, 2010
Michael T. Moore	CFO	51	March 16, 2010

Business Experience

The following is a brief account of the education and business experience of our officers and sole director during at least the past five years, indicating business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

Michael T. Moore, CFO

In December of 1982, Michael T. Moore achieved a Bachelor of Arts degree in accounting and economics from the University of California located in Santa Barbara.

Since June of 1985, Mr. Moore has been a certified financial planner (CFP) with the Jung Financial Group, Ltd. and in June of 1987, Mr. Moore received the designation of an enrolled agent (EA). The Jung Financial Group, Ltd. is a diversified financial services company located in the state of Hawaii with offices based in Honolulu on Oahu and Hilo on the island of Hawaii. The Jung Financial Group, Ltd. offers investment management, small business accounting and tax services.

Since September of 1989 and as of the date of this report, Mr. Moore has been the vice president and a 50% shareholder of the Jung Financial Group, Ltd. Mr. Moore manages The Jung financial Group, Ltd. and oversees the small business accounting and tax service areas of the business as well as its accounting and financial reports.

Mark K. Ryun

Since July of 1991, Mr. Mark K. Ryun has been the president and chief executive officer of the Coastal Wood Floors, a full-service hardwood flooring contracting company based in Haleiwa, Hawaii. Over the past 18 years, Mr. Ryun has been a member of the board of directors with the Honolulu Board of Contractors in the State of Hawaii, the National Wood Flooring Association (NWFA), and the Better Business Bureau of Hawaii (BBB).

Since June of 1992, Mr. Ryun raced professional motocross for Pflueger Honda, Montgomery Motors, No Fear and Oakley. He competed in Motocross events for ten years. During that time he also was employed as a spokesman and stuntman for the DARE program of Hawaii, helping to educate the public about the harmful effects of drugs and alcohol abuse.

In 2000, Mr. Ryun built motocross tracks for Hawaii Motorsports Association, finishing all phases from financially funding the build, designing the course and directing the crew until it was completed.

In 2004/2005, Mr. Ryun completed the largest wood flooring project in the Turtle Bay Ocean Villas, located on the North Shore of Oahu in the state of Hawaii.

In 2005/2006, Mr. Ryun completed the flooring renovations at the Four Seasons Resort at Manele Bay.

Since 2006 till present, Mr. Ryun restored the wood flooring throughout the entire resort at the Four Seasons Resort at Koele Lodge.

Since 2007 till present, Mr. Ryun teamed up with Castle & Cook Development on Lanai for the completion of twenty-five custom homes located at the Palms in Waikiki, Hawaii.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

None of our director and executive officer has been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officer and director, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended May 31, 2010, all filing requirements applicable to our former officers and directors and greater than ten percent beneficial owners were complied with.

Corporate Governance

All proceedings of our board of directors for the year ended May 31, 2010, were conducted by resolutions consented to in writing by our former directors or current director and filed with the minutes of the proceedings of the board of directors. A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this annual report.

Code of Ethics

We have not adopted a code of ethics because our board of directors believes that our small size does not merit the expense of preparing, adopting and administering a code of ethics. Our board of directors intends to adopt a code of ethics when circumstances warrant.

Nominating and Compensation Committees

We do not have standing nominating or compensation committees, or committees performing similar functions. Our board of directors believe that it is not necessary to have a standing compensation committee at this time because the functions of such committee are adequately performed by our board of directors.  Our board of directors has not adopted a charter for the compensation committee.

Our board of directors also is of the view that it is appropriate for us not to have a standing nominating committee because our board of directors has performed and will perform adequately the functions of a nominating committee.  Our board of directors has not adopted a charter for the nomination committee.  There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.  Our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by shareholders is necessary at this time because we believe that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.  There are no specific, minimum qualifications that our board of directors believes must be met by a candidate recommended by our board of directors.  The process of identifying and evaluating nominees for director typically begins with our board of directors soliciting professional firms with whom we have an existing business relationship, such as law firms, accounting firms or financial advisory firms, for suitable candidates to serve as directors.  It is followed by our board of directors’ review of the candidates’ resumes and interview of candidates.  Based on the information gathered, our board of directors then makes a decision on whether to recommend the candidates as nominees for director.  We do not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

Audit Committee

We do not have a standing audit committee or an audit committee charter at the present time.  Our board of directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors.  In addition, we believe that retaining a person who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Item 6.  Executive Compensation

The following table shows the compensation received by our executive officers for the fiscal years ended May 31, 2010 and 2009:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compe nsation ($)	Total ($)
Simon Au(1) President, Secretary, Treasurer and Director	2010 2009	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Mark K. Ryun(3) President, Secretary, Treasurer, Director	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Michael T. Moore(3) CFO	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)

 Mr. Au became our director on September 10, 2008 and our President, Secretary, and Treasurer on September 12, 2008 and resigned all of his positions on March 4, 2010

(2)

 Mr. Ryun became our President, Secretary, Treasurer and director on March 4, 2010.

(3)

 Mr. Moore became our CFO on March 16, 2010.

We have not entered into written employment agreements with our former directors and officers.  We have not entered into a written employment agreement with our current director and officer.

There have been no arrangements or plans in which we have provided pension, retirement or similar benefits for our former directors and officers or our current director and officer.  We have not had any material bonus or profit sharing plans pursuant to which cash or non-cash compensation has been or may be paid to our former directors and officers or our current director and officer, except that stock options may be granted at the discretion of our board of directors in the future.

We have no plans or arrangements in respect of remuneration received or that may be received by our former officers or our current officer to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Outstanding Equity Awards at Fiscal Year-End

As at May 31, 2010, we had not adopted any equity compensation plan and no stock, options, or other equity securities were awarded to our former executive officers or current executive officer.

Director Compensation

Our former directors or current director did not receive or accrue any compensation for their services as a director during the fiscal year ended May 31, 2010.  We have no formal plan for compensating our director for his service in his capacity as a director.  A director is entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Transactions with related persons

Other than as disclosed below and elsewhere, there has been no transaction, since the beginning of the year ended May 31, 2009, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest.

(i)	any director or executive officer of our company;

(ii)	any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; and

(iii)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

As at May 31, 2009, we were indebted to Roger Williams, our former President, Secretary, Treasurer and director, and a holder of 50.06% of issued and outstanding shares of our common stock, in the amount of $3,781 and to Michael McFadyen, our former Vice President, Director of Sales and director, and a holder of 18.32% of issued and outstanding shares of our common stock, in the amount of $6,315. These debts has been forgiven..

Also Mr. Williams provided management services and office premises to us at no charge.  The donated services are valued at $2,000 per month and office premises are valued at $250 per month.  During the year ended May 31, 2009, $24,000 (2008 - $24,000) in donated services and $3,000 (2008 - $3,000) in donated rent were charged to operations and recorded as donated capital.

Director Independence

We currently act with one director, Mark K. Ryun.  As Mr. Ryun is our President, he is not an “independent director” as the term is used in NASDAQ rule 5605(a)(2).

Item 8.  Legal Proceedings

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which our director and officer, or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Our common shares are quoted on the OTC Bulletin Board under the trading symbol “HRTE.OB”.  There were very few trades in our common shares.  The following quotations obtained from the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low
May 31, 2010	$1.50	$0
February 28, 2010	$1.50	$0
November 30, 2009	$0	$0
August 31, 2009	$1.01	$0
May 31, 2009	$0	$0
February 28, 2009	$0	$0
November 30, 2008	$1.01	$0
August 31, 2008	$0	$0
May 31, 2008	$0.75	$0.75
February 29, 2008	$0.20	$0.15

There were no quotations reported for our common shares as reported on the OTC Bulletin Board prior to January 2008.  The last sale price of our common shares on June 1 2010, was $2.02 per share.

There are currently 33 holders of record of our common stock.

There are no outstanding options or warrants to purchase, or securities convertible into, our common shares.  None of our issued and outstanding shares can be sold pursuant to Rule 144 of the Securities Act of 1933.

We have not declared or paid any cash dividends since inception.  We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future.  There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

*

we would not be able to pay our debts as they become due in the usual course of business; or

*

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Item 10.  Recent Sales of Unregistered Securities

During the fiscal year ended May 31, 2010, we issued no equity securities.

Securities Authorized For Issuance Under Equity Compensation Plans

We do not have any equity compensation plans and accordingly we have no securities authorized for issuance under any such plans.

Item 11.  Description of Registrant’s Securities

Common Stock

We are authorized to issue 1,500,000,000 shares of common stock with a par value of $0.001.  As at September 9, 2010, we had 8,190,000 common shares outstanding.  Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors.  The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.  There are no conversions, redemption, sinking fund or similar provisions regarding the common stock.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.  There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities.  Our board of directors is not obligated to declare a dividend.  Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors.  It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

Item 12.  Indemnification of Directors and Officers

Our Bylaws provide that the corporation shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of its agents against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Under our Bylaws, the term an “agent” includes any person who is or was a director, officer, employee or other agent of the corporation; or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.  The term “proceeding” includes any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.  The term “expenses” includes, without limitation, attorneys’ fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

 Item 13.  Financial Statements and Supplementary Data

Audited Consolidated financial statements of ASB and Cycle Ranch are included beginning immediately following the signature page to this report.  See Item 15 for a list of the financial statements included herein.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.  Financial Statements and Exhibits

Exhibits:

10.1

Securities Exchange Agreement

Financial Statements:

Cycle Ranch Management, Ltd. and ASB Land Company, Inc. Combined Financial Statements and Supplementary Data for years ended December 31, 2009, 2008 and 2007.

Cycle Ranch Management, Ltd. and ASB Land Company, Inc. Combining Financial Statements as of June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Mark K. Ryun

Mark K. Ryun, President

 Cycle Ranch Management, Ltd.

and ASB Land Company, Inc.

Combined Financial Statements

and

Supplementary Data

December 31, 2009, 2008 and 2007

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Independent Auditors’ Report

Cycle Ranch Management, Ltd.

     and ASB Land Company, Inc.

Floresville, Texas

We have audited the accompanying combined balance sheets of Cycle Ranch Management, Ltd. and ASB Land Company, Inc. (collectively the “Company”) as of December 31, 2009, 2008 and 2007, and the combined statements of operations, changes in equity (deficit), and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009, 2008 and 2007, and the results of their operations, and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Padgett, Stratemann & Co., LLP

Certified Public Accountants

April 1, 2010

Combined Financial Statements

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Combined Balance Sheets

December 31, 2009, 2008 and 2007

Notes to combined financial statements form an integral part of these statements.

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Combined Statements of Operations

Years Ended December 31, 2009, 2008 and 2007

Notes to combined financial statements form an integral part of these statements.

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Combined Statements of Changes in Equity (Deficit)

Years Ended December 31, 2009, 2008 and 2007

Notes to combined financial statements form an integral part of these statements.

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Combined Statements of Cash Flows

Years Ended December 31, 2009, 2008 and 2007

Notes to combined financial statements form an integral part of these statements.

Notes to Combined Financial Statements

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Notes to Combined Financial Statements

1.

Nature of Business and Significant Accounting Policies

Nature of Business

Cycle Ranch Management, Ltd. operates a motocross park near Floresville, Texas.  ASB Land Company, Inc. owns land which it leases to Cycle Ranch Management, Ltd. for its operations.  Revenue is primarily generated from participant registration fees and admissions.

Cycle Ranch Management, Ltd. and ASB Land Company, Inc. are referred to collectively as the “Company” herein.

Use of Estimates

In preparing the combined financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), management must make estimates based on future events that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the combined financial statements, and revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Recent Accounting Pronouncements

Codification of Accounting Standards

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the Accounting Standards Codification (“ASC”), which establishes the ASC as the single source of authoritative accounting principles recognized by FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  The subsequent issuances of new standards will be in the form of Accounting Standards Updates that will be included in the codification.  This guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The Company updated its historical GAAP references to comply with the codification for its year ended December 31, 2009.  This guidance did not have a material effect on the Company’s combined financial position, results of operations, or cash flows, since the codification is not intended to change GAAP.

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Notes to Combined Financial Statements

1.

Nature of Business and Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

Accounting for Uncertainty in Income Taxes

FASB clarified the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in Income Taxes – Overall of the ASC.  The new provisions for accounting for the uncertainty in income taxes prescribe a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  They also provide guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.

The new provisions relating to accounting for the uncertainty in income taxes provided for a deferral of the effective date of implementation for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008.  The Company elected this deferral and, accordingly, has adopted the new provisions as of January 1, 2009.  The provisions for accounting for the uncertainty in income taxes did not have a material impact on the Company’s combined financial position or results of operations.

Fair Value Measurements and Disclosures

Fair Value Measurements and Disclosures of the ASC defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  Fair Value Measurements and Disclosures applies to all other ASC topics that require or permit fair value measurements and does not require any new fair value measurements.  The provisions of Fair Value Measurements and Disclosures for financial assets and liabilities were effective beginning January 1, 2008.  The provisions of Fair Value Measurements and Disclosures for nonfinancial assets and nonfinancial liabilities were effective and adopted as of January 1, 2009.

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Notes to Combined Financial Statements

1.

Nature of Business and Significant Accounting Policies (continued)

Subsequent Events

In May 2009, FASB issued an accounting standard to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued.  Specifically, this guidance provides (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  This guidance is effective for interim or annual financial periods ending after
June 15, 2009, and is to be applied prospectively.  The Company adopted this guidance for its year ended December 31, 2009.  The adoption of this guidance did not have a material effect on the Company’s combined financial position, results of operations, or cash flows.

Basis of Accounting

The combined financial statements were prepared on the accrual basis of accounting.

Depreciation and Amortization

Property and equipment are stated at cost.  Depreciation and amortization are calculated on the straight-line method based on the following estimated useful lives:  buildings and improvements – 7 years; machinery and equipment – 5 to 7 years; and furniture and fixtures – 5 to 7 years.  Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.  Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Impairment of Long-Lived Assets

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, and the effects of obsolescence, demand, competition,

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Notes to Combined Financial Statements

and other economic factors.  The Company did not recognize an impairment loss during the years ended December 31, 2009, 2008 and 2007.

1.

Nature of Business and Significant Accounting Policies (continued)

Income Taxes

Partnership

Cycle Ranch Management, Ltd. is not a taxpaying entity for federal income tax purposes; accordingly, a provision for income taxes has not been recorded in the accompanying combined financial statements relating to this entity.  Cycle Ranch Management, Ltd.’s income or losses are reflected in the partners’ individual or corporate income tax returns in accordance with their ownership percentages.

S  Corporation

ASB Land Company, Inc., with the consent of its stockholders, has elected under the Internal Revenue Code to be taxed as an S Corporation.  The stockholders of an S Corporation are taxed on their proportionate share of ASB Land Company, Inc.’s taxable income.  Therefore, no provision or liability for federal incomes taxes has been included in the combined financial statements relating to this entity.  Certain specific deductions and credits flow through ASB Land Company, Inc. to its stockholders.

The Company is subject to the Texas gross margin tax.

Contingencies

Certain conditions may exist as of the date the combined financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and their legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Notes to Combined Financial Statements

1.

Nature of Business and Significant Accounting Policies (continued)

Contingencies (continued)

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s combined financial statements.  If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Advertising

Advertising costs totaled approximately $766, $6,543 and $3,980 for the years ended December 31, 2009, 2008 and 2007, respectively, and are expensed as incurred.

Subsequent Events

The Company has evaluated subsequent events that occurred after December 31, 2009 through the issuance of this report on April 1, 2010  Any material subsequent events that occurred during this time have been properly recognized or disclosed in the combined financial statements.

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Notes to Combined Financial Statements

2.

Property and Equipment

Property and equipment consisted of the following at December 31, 2009, 2008 and 2007:

Depreciation expense was $34,324, $48,653 and $80,884 for the years ended December 31, 2009, 2008 and 2007, respectively.

3.

Related Party Transactions

VP Racing Fuels, Inc. is owned by a shareholder and partner of the Company.  During the years ended December 31, 2009, 2008 and 2007, the Company received income of $19,167, $15,331 and 15,878, respectively, from VP Racing Fuels, Inc.

The Company has a note payable to a shareholder and partner of the Company in amount of $159,463, $146,371, $128,259, at December 31, 2009, 2008 and 2007, respectively.

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Notes to Combined Financial Statements

4.

Notes Payable

Notes payable consists of the following as of December 31, 2009, 2008 and 2007:

2009	2008	2007
Note payable to a bank in monthly installments varying from $2,600 and $3,100; collateralized by a domestic residence owned by an officer and shareholder of the Company. The note was paid in full in March 2010.	$ 51,726	$ 83,703	$ 104,749
Note payable to a financing company in monthly installments of $162, including interest at 10.4%; due December 2011; collateralized by machinery.	3,490	5,057	6,374
Note payable to an officer and shareholder of the Company, interest at 5%. No principal or interest payment has been made. The note is due December 31, 2010.	159,463	146,371	128,259
	214,679	235,131	239,382
Less current maturities	214,679	28,346	26,839
Notes payable, net of current maturities	$ -	$ 206,785	$ 212,543

5.

Subsequent Event

In February 2010, the Company entered into an agreement with The Good One, Inc. to sell 100% of the common stock of ASB Land Company, Inc., 100% of the common stock of Cycle Ranch, Inc. and the limited partnership interest of Cycle Ranch Management, Ltd.  The Good One, Inc. will pay the Company $800,000 for all of the common stock and limited partnership interest.  At closing $200,000 was paid in cash to the Company with the remaining balance to be paid over a two year period.  Proceeds from the sale will be utilized by the Company for payment of sale expenses and payment in full of its outstanding liabilities.

As part of the sale the previous owner paid accrued property taxes totaling $110,633 and the note payable to the bank totaling $51,726.  This is reflect as a contribution to capital during 2010.

Supplementary Data

Independent Auditors’ Report on Supplementary Data

Cycle Ranch Management, Ltd.

     and ASB Land Company, Inc.

Floresville, Texas

Our audits were made for the purpose of forming an opinion on the combined financial statements taken as a whole.  The combining data is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position and results of operations of the individual companies.  The combining data has been subjected to the auditing procedures applied in the audits of the combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the combined financial statements taken as a whole.

Certified Public Accountants

April 1, 2010

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Schedule - Combining Balance Sheet

December 31, 2009

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Schedule - Combining Income Statement

Year Ended December 31, 2009

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Schedule - Combining Balance Sheet

December 31, 2008

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Schedule - Combining Income Statement

Year Ended December 31, 2008

Cycle Ranch Management, Ltd.	ASB Land Company, Inc.	Eliminations	Combined Totals
Revenues				
Track income	$ 268,565	$ -	$ -	$ 268,565
Rental income	15,331	12,000	(12,000)	15,331
Total revenues	283,896	12,000	(12,000)	283,896
Expenses				
Advertising and promotion	6,543	-	-	6,543
Amortization and depreciation	49,317	-	-	49,317
Fuel and oil	18,405	-	-	18,405
Insurance	1,867	-	-	1,867
Interest expense	9,675	6,562	-	16,237
Medical services	13,315	-	-	13,315
Occupancy	12,928	-	-	12,928
Other	22,129	5,775	-	27,904
Parts	11,977	-	-	11,977
Personnel	11,986	-	-	11,986
Property taxes	-	22,986	-	22,986
Race expenses	52,412	-	(12,000)	40,412
Rental equipment	8,340	-	-	8,340
Repairs and maintenance	3,131	-	-	3,131
Trophies and prizes	28,810	-	-	28,810
Utilities	12,945	-	-	12,945
Wages	75,334	-	-	75,334
Total expenses	339,114	35,323	(12,000)	362,437
Net income (loss)	$ (55,218)	$ (23,323)	$ -	$ (78,541)

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Schedule - Combining Balance Sheet

December 31, 2007

Cycle Ranch Management, Ltd. and ASB Land Company, Inc.

Schedule - Combining Balance Sheet

December 31, 2007

Cycle Ranch Management, Ltd.	ASB Land Company, Inc.	Eliminations	Combined Totals
Revenues				
Track income	$ 300,508	$ -	$ -	$ 300,508
Rental income	15,878	12,000	(12,000)	15,878
Total revenues	316,386	12,000	(12,000)	316,386
Expenses				
Advertising and promotion	3,980	-	-	3,980
Amortization and depreciation	81,645	-	-	81,645
Fuel and oil	9,658	-	-	9,658
Insurance	9,714	-	-	9,714
Interest expense	15,605	5,380	-	20,985
Medical services	13,523	-	-	13,523
Occupancy	18,907	-	-	18,907
Other	23,090	2,350	-	25,440
Parts	12,916	-	-	12,916
Personnel	10,901	-	-	10,901
Property taxes	-	31,903	-	31,903
Race expenses	59,169	-	(12,000)	47,169
Rental equipment	3,953	-	-	3,953
Repairs and maintenance	5,847	-	-	5,847
Trophies and prizes	28,435	-	-	28,435
Utilities	12,976	-	-	12,976
Wages	79,920	-	-	79,920
Total expenses	390,239	39,633	(12,000)	417,872
Net income (loss)	$ (73,853)	$ (27,633)	$ -	$ (101,486)

Cycle Ranch Management, Ltd.

and ASB Land Company, Inc.

Combining Financial Statements

June 30, 2010

Cycle Ranch Management, Ltd.

and ASB Land Company, Inc.

Table of Contents

Financial Statements

Page

Independent Accountants’ Compilation Report

1

Combining Balance Sheets

2

Combining Statements of Income

3

Independent Accountants’ Compilation Report

Cycle Ranch Management, Ltd.

and ASB Land Company, Inc.

Floresville, Texas

We have compiled the accompanying balance sheets of Cycle Ranch Management, Ltd. and ASB Land Company, Inc. as of June 30, 2010, and the related statements of income for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting information that is the representation of management in the form of financial statements.  We have not audited or reviewed the accompanying financial statements and, accordingly, we do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures and the statement of cash flows required by accounting principles generally accepted in the United States of America.  If the omitted disclosures and the statement of cash flows were included in the financial statements, they might influence the user’s conclusions about the Company’s financial position, results of operations, and cash flows.  Accordingly, these financial statements are not designed for those who are not informed about such matters.

/s/Padgett, Stratemann & Co., L.L.P.

Certified Public Accountants

August 24, 2010

Cycle Ranch Management, Ltd.

and ASB Land Company, Inc.

Combining Balance Sheets

June 30, 2010

See independent accountants’ compilation report.

Cycle Ranch Management, Ltd.

and ASB Land Company, Inc.

Combining Statements of Income

and Partners’ Capital (Deficit)/Retained Earnings

For the Six Months Ended June 30, 2010

See independent accountants’ compilation report.